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                                  EXHIBIT 99.1




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NEWS          NOBLE DRILLING CORPORATION
              13135 SOUTH DAIRY ASHFORD, SUITE 800     [NOBLE DRILLING LOGO]
              SUGAR LAND, TX 77478
              PHONE: 281-276-6100 FAX: 281-491-2092
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     NOBLE DRILLING CORPORATION STOCKHOLDERS APPROVE CORPORATE RESTRUCTURING

         SUGAR LAND, Texas, April 25, 2002 - Noble Drilling Corporation ("Noble Drilling" or the "Company") announced today that its stockholders overwhelmingly approved a corporate restructuring that will result in Noble Drilling effectively changing its place of incorporation from Delaware to the Cayman Islands. Of the 132,135,326 shares outstanding and entitled to vote at today's 2002 annual meeting of stockholders, 110,590,032 shares were voted on the corporate restructuring. The proposal to adopt the corporate restructuring passed with 106,694,424 shares voted in favor of the proposal (representing 96.4% of the shares voted on the proposal).

         The restructuring will be accomplished by the merger of an indirect subsidiary of Noble Corporation, a newly-formed Cayman Islands company, with and into Noble Drilling. As a result of the merger, Noble Corporation will become the parent holding company of Noble Drilling and the other companies in the Noble corporate group, and the stockholders of Noble Drilling will have their shares of Noble Drilling common stock exchanged for ordinary shares of Noble Corporation. The merger is scheduled to become effective after the close of business on April 30, 2002. After completion of the merger, Noble Corporation and the Noble corporate group will continue to conduct the businesses now conducted by the Noble corporate group, and the ordinary shares of Noble Corporation will be listed and traded on the New York Stock Exchange under the symbol "NE," the same symbol under which Noble Drilling is now listed.

         Noble Drilling is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company's fleet of 53 offshore drilling units located in key markets worldwide. The Company's fleet of floating deepwater units consists of 13 semisubmersibles and three dynamically positioned drillships, seven of which are designed to operate in water depths greater than 5,000 feet. The Company's premium fleet of 34 independent leg, cantilever jackup rigs includes 21 units that operate in water depths of 300 feet



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and greater, four of which operate in water depths of 360 feet and greater, and
11 units that operate in water depths up to 250 feet. In addition, the Company's fleet includes three submersible units. Nine of the Company's units are capable of operating in harsh environments. Over 60 percent of the fleet is currently deployed in international markets, principally including the North Sea, Brazil, West Africa, the Middle East, India and Mexico. The Company also provides labor contract drilling services, well site and project management services, and engineering services.

         This news release may contain "forward-looking statements" about the business, financial performance and prospects of the Company. Statements about the Company's or management's plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company's filings with the SEC.

         Additional information on Noble Drilling is available via the world wide web at http://www.noblecorp.com.

NDC-267
4/25/02

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For additional information, contact:
John T. Rynd, Vice President - Investor Relations, Noble Drilling Services Inc. Noble Drilling Corporation, 281-276-6100




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